                                    UNITED STATES
                         SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C. 20549


                                     __________


                                      FORM 8-K

                                   CURRENT REPORT


                         PURSUANT TO SECTION 13 OR 15 (d) OF
                         THE SECURITIES EXCHANGE ACT OF 1934


                                _____________________


                 Date of Report (January 17, 1994): January 18, 1994


                        Alexander & Alexander Services Inc.
               (Exact name of registrant as specified in its charter)


                Maryland             1-8282                 52-0969822
             (State or other        (Commission           (I.R.S. Employer
             jurisdiction of       File Number)          Identification No.)
             organization)


       1211 Avenue of the Americas                             10036
           New York, New York                                 (Zip Code)
(Address of principal executive offices)


                                  (212) 840-8500
                           (Registrant's telephone number,
                                including area code:)


                                       Not Applicable
                           (Former name or former address,
                            if changed since last report.

Item 5.       Other Events.


       On January 17, 1994, Alexander & Alexander Services Inc. issued the following press release:


                            T.H. IRVIN TO RETIRE AT A&A;

                      BOARD MEMBER ROBERT BONI ELECTED CHAIRMAN

NEW YORK, Jan. 17 -- T.H. Irvin, chief executive officer of Alexander & Alexander Services Inc. (A&A), said today, "The board of directors of Alexander & Alexander Services and I have agreed that in order to accelerate the pace of change and effect improvements in operations and earnings, significant changes in leadership of the company are necessary."

       Mr. Irvin, 60, said, "We have decided on the following actions:

       I will retire after 40 years at A&A.  Effective immediately, I will
							step down as chairman but continue to serve as chief executive officer of the company until a successor is named.  I will continue as a director;


       Dr. Robert E. Boni, a member of our board of directors for the past five years, has been elected as non-executive chairman of the board and chairman of the executive committee of the board. In addition to separating the roles of the chairman and the chief executive, the board has determined that its executive committee will assume added responsibilities for oversight of company policy and management controls;


       An international search for a new chief executive officer has begun, and will be completed expeditiously."

       Mr. Irvin continued, "Our company is on the threshold of a new era. A&A is positioned to use its strengths in risk management and insurance services and human resource management consulting to return greater value to shareholders and provide increased opportunities for employees. Achieving these goals requires recognition that the environment and needs of the business have changed. Some of the old ways we do business must also change.

       "I have served as A&A's chief executive officer since 1987. During my tenure, the company has grown significantly. We have reorganized lines and areas of business. We have discontinued certain underwriting activities that no longer fit our plans. We now face new and different challenges. To better serve our customers, better meet our competition and better realize the value inherent in our franchise, the time has come to change both the leadership and the governance structure of the company."

       Dr. Robert E. Boni, chairman of the board, said, "On behalf of the entire board I would like to thank T. Irvin for his 40 years of service to the company and the significant accomplishments he has achieved. I look forward to working with him in implementing this transition. He has brought this company through a turbulent period.

He has brought new talent to the company and broadened the membership and composition of the board of directors, all of which has set A&A on course to build shareholder value.

       "Working together with new leadership, we will help the company increase its revenue stream, reduce costs and improve organizational controls. We will seek to meet the challenges facing our industry as it proceeds into the 21st century."

       T.H. Irvin was elected A&A CEO in May 1987 and chairman in May 1988. After having served as executive vice president since 1978, he became president of the company in March 1982. Mr. Irvin has served as a member of the board of directors since 1970 and of its executive committee since 1975.

       He joined A&A's Atlanta office in 1953 and subsequently served in various management and executive capacities.

       Dr. Robert E. Boni, 65, is a member of the A&A Board of Directors and is the retired chairman of the board and chief executive officer of Armco Inc. He has held directorships on a variety of corporate and university boards and has also served as chairman of the board of directors of the Cincinnati branch of the Federal Reserve Bank of Cleveland.

       A&A Services Inc. [NYSE:AAL] is a global organization of professional advisers providing risk management, insurance brokerage and human resource management consulting services from offices in more than 80 countries.
                                         ##

                                      SIGNATURE



              Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                   ALEXANDER & ALEXANDER SERVICES INC.


                                   By:    /s/ Ronald J. Roessler
                                          Ronald J. Roessler
                                          Senior Vice President &
                                          General Counsel





Date:  January 18, 1994

ht:Z:FORM8K:1/18/94

                                            Alexander & Alexander Services Inc.
                                            1211 Avenue of the Americas
                                            New York, NY  10036
                                            Telephone 212 840-8500
                                            FAX 212 444-4696



VIA EDGAR


January 18, 1994


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

Re:  Current Report on Form 8-K

Gentlemen:

Enclosed for filing please find one conformed copy of the Current Report on Form 8-K for Alexander & Alexander Services Inc. (the "Company"). This filing notices the January 17, 1994 press release by the Company.

Sincerely,



/s/ Donna Somma


Donna Somma
Assistant Vice President
   & Securities Counsel


DS/ht

Enc.

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